UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 Factoria Blvd SE Sterling Plaza 2 3rd Floor
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forwarding looking statements include statements regarding our ability to support our customers as they rapidly build out AI hyperscaler infrastructure; to implement and benefit from artificial intelligence and other technology solutions; to use our non-asset global network to handle diversifying global supply chains; to handle a substantial increase in 'post entry' filings; carrier capacity and the impact on rates; unpredictability in the ocean and air markets; the demand for our customs brokerage and other products; geopolitical uncertainty; national policy changes on tariffs and other similar measures; e-commerce demand in the air market; changing de minimis laws; and volatile rates. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

Artificial Intelligence

1.
How much did shipments related to AI infrastructure drive growth in 3Q25?

Our technology portfolio, including AI infrastructure, positively impacted airfreight, customs brokerage, Transcon, and warehousing and distribution, and contributed to revenue growth and profitability in the third quarter. The AI infrastructure sector is growing and has become a substantial part of our airfreight, customs brokerage, and Transcon businesses for a number of quarters. As noted in our press release, we have a long history of expertise in handling high-value technologies, which we believe positions us well to support our customers as they rapidly build out AI hyperscaler infrastructure worldwide.

2.
Where are some of the initial productivity gains coming from investments in AI? How does the current rate of tech spend compare to last quarter and the prior four quarters?

We are investing in our technology strategy, which includes intentional and critical consideration of how best to implement artificial intelligence and other technology solutions. We have chosen to focus on our customs brokerage and compliance needs, given the significant complexity and activities required by our people in these areas. While benefits will come in the form of productivity, we also expect to focus on areas to increase value to our customers, making our operations more effective from an operational performance standpoint.

We are also focused on activities that enable our people to be more efficient and to positively enhance our operations, shortening bid response times, and simplifying customer integration. That said, because our customer service, expertise, and knowledge of our customers and their specific needs are critical to our success, we do not anticipate altering customer-facing functions with AI solutions.

In addition to the points noted above, we are also dedicated to teaching our employees how to best utilize AI technologies. Various groups are creating their own agents and using tools in other areas of our business to gain efficiency and improve effectiveness.

While we see tremendous potential from these investments, we expect their deployment to be ongoing as our organization learns and further develops our skills and use of such technologies. We have a bias for action but do not want to rush or recklessly deploy such tools just to hit short-term productivity targets. As already noted, it is early days in the deployment of artificial intelligence, as we continue to work with AI to see where it can be applied most beneficially.

Regarding spending, we don’t specifically break out technology spending by quarter, but we have commented that we have made significant investments in cybersecurity and other technology to protect, upgrade, and strengthen our current systems, while also investing to deploy new and enhanced technology solutions. We will continue to invest in technology as necessary for our ongoing growth and profitability. Additionally, our unique executive compensation structure is closely aligned with both operating income and shareholder interests, incentivizing high return investments and discouraging unnecessary expenditures.

Air & Ocean

3.
Did removing the de minimis exemption globally have an impact on airfreight results?

Yes. As noted in our press release, air capacity constraints eased following the expiration of the de minimis exemption for goods entering the U.S. This change prompted some shippers to accelerate orders in anticipation of higher tariffs. The resulting increase in available capacity, coupled with its reallocation, contributed to modest declines in both average sell and buy rates for the quarter, compared to a year ago.

4.
Can you quantify the pull-forward on Ocean shipments and how much might be at risk of normalization in 4Q25 and beyond?

Certainly there has been pull-forward, but it would be very difficult to quantify the extent of it, as it has varied from customer to customer. Even more, pull-forward suggests a reactive approach to tariffs, whereas we have been working to help our customers develop flexible strategies to withstand the rapid shifts, implied shifts, and countermeasures to policy decisions. In other words, there is no single strategy for handling tariffs. Given the dynamic environment with global trade and U.S. tariffs, it is very difficult to predict how volumes will be impacted over the near and medium terms.

5.
How did the buy/sell spreads generally trend throughout the quarter in both Ocean and Airfreight?

During Q3, airfreight pricing remained robust as carriers strategically repositioned their capacity towards growth markets. A notable development was the elimination of de minimis into the U.S., which resulted in ecommerce shippers from China-Hong Kong significantly increasing their demand for Europe and other global destinations. Additionally, demand from Asia to the U.S. continued to be strong, driven by frontloading activities and a surge in AI-related shipments. We did not witness a substantial drop in pricing over the course of the quarter due to the carriers' ability to swiftly adjust to market changes.

Ocean rates declined substantially during the quarter, as capacity has continued to increase since late 2024.

6.
If China-U.S. trade volumes shrink on a more permanent basis as a result of tariffs and geopolitical tensions, are there other lanes that could make up for it? Does Expeditors do business in other Asia-Asia (non-U.S.) trade lanes?

Even before the current trade stress, some manufacturers were looking to diversify their supply chains. No matter when or how this trade environment settles down, we believe that freight will continue to flow and that supply chains will continue to adjust to tariffs and geopolitical actions. No matter the lane, we believe that our non-asset global network is flexible and extensive enough to handle that freight.

Customs Brokerage and Other

7.
You've historically provided volume trends in air and ocean to help us link shipment growth with gross revenue and net revenue growth in those segments. In your customs brokerage business, what's the best volume-like fundamental key performance indicator to track growth? How has this trended relative to net revenue growth from customs brokerage in recent quarters and years? Will you consider reporting this KPI in the future so we can better track your business trends in customs brokerage?

We do not report customs entry volumes, which have grown throughout the year. The amount of work required to complete a customs entry with one line item or with many line items is vastly different. So, a count of customs entries does not always align with changes in tonnage or volumes. While air tonnage and ocean volumes may indicate the direction of growth in customs entries, it is not a one-to-one relationship. Customs brokerage grew on higher entry volumes, line items per-entry, and price increases per-entry to accommodate the increased scope of work.

Our customs business is not directly impacted by transportation capacity and tends to be less volatile than our air and ocean businesses. Note, too, that our Customs brokerage and other services include our Transcon ground and our warehousing and distribution businesses, which also tend to be more stable than air and ocean. The businesses within our Customs brokerage and other services add to the diversity of our product portfolio and help to insulate us from reliance on one type of product or service.

8.
What drove the outperformance of Customs Brokerage during the quarter, and is the trend sustainable?

Customs brokerage is a fee-based business, so performance tends to be more predictable than the fluctuating nature of our air and ocean products. Since the onset of the current global trade dynamics that have existed throughout 2025, we are spending significantly more time and effort on the average customs entry. A single customs declaration that may have previously included a few line items, now might consist of hundreds of line items, requiring hours of work for that one entry. While we are compensated for the added work, the broader environment of cross-border complexity will determine whether this trend will continue. We welcome this work, as it showcases our knowledgeable employees, strengthens our customer relationships, and creates opportunities to expand and diversify our support across additional areas of a customer’s supply chain. Throughout 2025, we have added customers in this segment and continue to have a strong pipeline of new business.

We also anticipate substantial billable work coming from customs entry revisions called ‘post entry’ filings, which refer to the process of submitting additional documentation or corrections to U.S. Customs after goods have already been imported into the United States. This work could be substantial and will be in addition to the continued increase in volume from the current trade environment. This substantial increase in volume and complexity is a key driver of our headcount growth versus the prior year. We will continue to assess our pricing levels for all customs work and expect price increases tied to the increase in work to exceed resource cost increases, making this increased volume accretive both in aggregate and per-transaction.

We also anticipate making our people more efficient and effective through the use of AI and other technology solutions, as discussed above.

9.
Who are your main competitors in customs brokerage?

There are several large, regional, and local brokers, some of which may have challenges operating in this environment. Large forwarders service this business as well. Crossing any border is enormously complex and is becoming more so in the current environment, requiring a higher level of customs expertise for every entry. Customs requires investment in technology, processes, and, most critically, experienced people.

We are a global player in this business and continue to make investments in our systems to become more effective and efficient.

Headcount and Other Expenses

10.
Global headcount is up ~10% since bottoming in early 2024, with increases in every region and functional category that you break out in your releases. In what functions and skill sets are you getting the best return by investing in growing your workforce? For what strategic priorities are you investing in people to support Expeditors' growth over the next 12-18 months? Where do you see more opportunities for productivity and less of a need to invest in people to support your growth? What non-personnel investments are necessary to support that productivity improvement?

Since early 2024, and especially throughout 2025, we added headcount to process the increased number of shipments and customs entries, which are undeniably more intricate and require more work. We have also continued to hire to support essential IT investments and upgrades, as well as to further strengthen our critical information systems.

Investments unrelated to headcount, AI, and other technology solutions are an obvious area of focus, particularly given the growing volume and complexity of customs entries, as discussed earlier in this document.

11.
What drove the other expense line item higher during the quarter? Was it a one-off item or was it tied to higher activity in a business line?

This was primarily related to increased IT maintenance and investment, including some IT consulting fees. These costs were a mix of ongoing and one-time in nature.

Other Questions

12.
In prior quarters, you referred to the success of your customer webinars. Are you still doing those and is that still adding to your customs entries? Are you getting more customs business because of the webinars?

We believe that our webinars have led to increased confidence in our capabilities and expertise, leading to additional opportunities, an increase in customers, and more customs entries. We noted in our Q1'25 Q&A that our consistent informational tariff update webinars are possibly the greatest series of marketing events in our company's history, and they continue to be. Every month, we continue to hold industry update sessions with thousands of participants to keep current and potential customers abreast of the latest regulatory changes and solutions. Our customers have a high degree of trust in our services as we navigate uncharted trade complexity.

13.
Since SEC Regulation FD became effective 25 years ago when Peter Rose was CEO, Expeditors has consistently taken investor and analyst questions in writing and responded to them periodically in SEC 8-K filings. Now that Dan Wall has a couple of quarters of financial reporting and investor engagement under his belt as CEO, what is his perspective on the company's strategy toward telling its story and engaging with institutional investors and sell-side analysts? Does he foresee a change in the way the company interacts with the investment community under his leadership?

Regarding the Q&A 8-K filings specifically, we believe the unique format suits our unique culture, as it allows us time and perspective to respond to questions thoughtfully.

Speaking more broadly of our investor interaction, we typically engage with investors representing more than half of our shares outstanding each year. We work hard to maintain good relationships with our shareholders and with the sellside, engaging in a cadence of 1x1 meetings and sellside-sponsored events. Our aim is to be open and responsive to the investment community, without allowing the demands of engagement to overwhelm management time. We believe we strike a good balance.

While we may spend less time than many companies on investor engagement, the time saved by our senior team goes directly into customer interactions and staying close to the details of running our business. We believe our long tenure, deep expertise, and focus on our global operations lead to differentiated performance in the marketplace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	November 14, 2025	By:	/s/ DAVID A. HACKETT
David A. Hackett, Senior Vice President and Chief Financial Officer